UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 3, 2005
ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-32157	84-1318182
(Commission File Number)	(IRS Employer Identification No.)
6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 552-0866
(Company’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into A Definitive Material Agreement
The Company and SD Pharmaceuticals, Inc. (“SD Pharma”) entered into a License Agreement effective April 29, 2005 (the “License Agreement”). Pursuant to the terms of the License Agreement, SD Pharma granted to the Company an exclusive license under certain patent rights and other intellectual property rights to make, use, sell, offer for sale or import any vinca alkaloid drug composition or product (a “Licensed Product”) that is covered by the intellectual property rights licensed under the License Agreement within the United States of America. The License Agreement can be terminated by the Company with 30-days’ written notice to SD Pharma.
Subsequent to entering into the License Agreement, the Company evaluated the prospects of developing a Licensed Product for commercial use, including conducting pre-clinical tests and evaluating the feasibility of manufacturing Licensed Products. After conducting this evaluation, the Company corresponded with the United States Food and Drug Administration (“FDA”) with respect to the prospects of developing a Licensed Product. On October 3, 2005, the Company received confirmation from the FDA that the FDA would hold a pre-IND (Investigational New Drug) meeting with the Company with respect to the Company’s proposed development of a Licensed Product, referred to as ANX-530, and the clinical trial design for ANX-530. The Company is currently scheduled to meet with the FDA in December 2005.
Because the FDA has agreed to meet with the Company with respect to the Company’s proposed development of ANX-530 and the clinical trial design for ANX-530, the Company has determined that it may in the future reasonably expend significant resources to develop ANX-530. As a result, the Company believes that as of October 3, 2005, the License Agreement may be deemed a “material definitive agreement” for purposes of Form 8-K.
The Company is obligated pursuant to the License Agreement to pay to SD Pharma various set milestone payments and, if Licensed Products are ultimately developed and approved for commercial sale, royalty payments on net sales of vinca alkaloid drug compositions or products that are covered by the intellectual property rights. The License Agreement also provides that the Company pay to SD Pharma a percentage of any fee the Company may receive from sublicensing the Company’s rights under the License Agreement. In addition, the Company is obligated under the License Agreement to reimburse SD Pharma for certain patent prosecution fees related to the intellectual property rights licensed under the License Agreement.
Item 8.01. Other Events.
On October 4, 2005, the Company announced it had acquired rights to an oncology drug through an exclusive license agreement with SD Pharma.
The press release issued by the Company on October 4, 2005 with respect to this matter is included with this report as an exhibit.
Item 9.01. Financial Statements and Exhibits.
(99)	(c) The exhibit list required by this item is incorporated by reference to the Exhibit Index filed as part of this report.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.
By:	/s/ Carrie E. Carlander
	Name:	Carrie E. Carlander
	Title:	Chief Financial Officer, Vice President Finance, and Treasurer October 7, 2005

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of the Company dated October 4, 2005.